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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 2, 2009, with respect to the consolidated financial statements of Warren Resources, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2008, which are incorporated by reference in this Prospectus and Registration Statement. We consent to the incorporation by reference in the Prospectus and Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
September 25, 2009

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  Exhibit 23.2